Exhibit 5.1

4 March 2013

GasLog Ltd. Clarendon House 2 Church Street Hamilton, HM 11 Bermuda	Direct Line: 441-2994966 E-Mail: elliot.hubbard@conyersdill.com Our Reference: EAH/344197/Legal-2782508.1

Dear Sirs,

Re: GasLog Ltd. (the “Company”)

We have acted as special Bermuda legal counsel to the Company in connection with a registration statement on Form S-8, filed with the U.S. Securities and Exchange Commission (the “Commission”) on 4 March 2013, as amended (the “Registration Statement”) relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of an aggregate of 3,143,158 common shares, par value US$0.01 (the “Common Shares”) issuable pursuant to the Company’s 2013 Omnibus Incentive Compensation Plan (the “Plan”).

For the purposes of giving this opinion, we have examined copies of the Registration Statement and the Plan. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 15 March 2012, the minutes of a meeting of its directors held on 8 January 2013 certified the Secretary of the Company and an excerpt of the minutes of a meeting of its directors held on 26 February 2013 certified by the Head of Legal of the Company (the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement, the Plan and other documents reviewed by us, (c) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (e) that upon issue of any Common Shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (f) that on the date of issuance of any Common Shares the Company will have sufficient authorized but unissued common shares, and (g) that the Company’s shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended, and the consent to the issue and free transfer of the Common Shares given by the Bermuda Monetary Authority dated 9 November 2011 will not have been revoked or amended at the time of issuance of any Common Shares.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Common Shares by the Company pursuant to the Plan and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for in accordance with the terms of the Plan, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited